Exhibit 99.1

   Internet Capital Group Announces Financial Results for Third Quarter 2004;
               Net Loss, Excluding Unusual Items, Decreases by 36%

     WAYNE, Pa.--(BUSINESS WIRE)--Nov. 4, 2004--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the third quarter ended September 30, 2004.
    "With a sound balance sheet and ample cash, the team further heightened its focus on driving partner company performance this quarter," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "We are encouraged by the growing sales pipelines at many of our Core companies, as well as significant new customer signings this quarter, such as those at both ICG Commerce and LinkShare."

    ICG Financial Results

    Consolidated net loss for the third quarter of 2004 was $(7.1) million, compared with $(35.7) million in the prior year. Unusual items reported in the third quarter 2004 results totaled a net gain of $1.8 million mostly related to asset dispositions offset by impairment charges. The prior year quarter was impacted by $21.7 million in net charges principally related to debt-for-equity exchanges offset by a restructuring reserve reversal and other gains. Excluding unusual items, net loss for the third quarter of 2004 was $(8.9) million versus $(14.0) million for the 2003 period, a reduction of 36%.
    ICG reported consolidated revenue of $12.7 million and a net loss of $(7.1) million, or $(0.19) per share, for the third quarter of 2004. Consolidated revenue was $16.0 million and net loss was $(35.7) million, or $(2.48) per share, for the comparable 2003 period. The decrease in revenue is primarily due to the loss of a significant customer at the end of 2003.
    ICG has ownership interests in ten private companies that are classified as Core companies. Two of these companies are consolidated, ICG Commerce and CommerceQuest. The other eight companies are accounted for under the equity method and include CreditTrade, eCredit.com, Freeborders, GoIndustry, Investor Force, LinkShare, Marketron and StarCite. During the quarter, we increased our ownership in StarCite from 28% to 37%. The comparative operating results of the ten Core companies, based on ICG's current accounting methods for their results, are summarized below:


                         Three months ended September 30,
                                  (in thousands)
             ---------------------------------------------------------
                        2004                         2003
             ---------------------------- ----------------------------
              Consolidated     Equity      Consolidated     Equity
             -------------- ------------- -------------- -------------
Revenue      $      12,732  $     41,586  $      16,034  $     35,655
EBITDA (a)          (1,918)         (914)          (876)       (5,029)
Net loss            (2,805)       (4,859)        (2,536)       (9,593)


(a) EBITDA represents earnings/(losses) before interest, tax, depreciation, and amortization of intangibles. A reconciliation of EBITDA to GAAP net income is included as an attachment to this release.


    ICG's corporate cash and short-term investment balance at September 30, 2004 was $67.2 million and the value of its marketable securities was $53.8 million.

    ICG will host a webcast at 10:00 am ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investors/presentations and click on the link for the third quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-211-0292. The international dial in number is 706-679-0702. The pass code to the call is "Third Quarter Earnings."
    For those unable to participate in the conference call, a replay will be available beginning November 4, 2004 at 11:00 am until November 15, 2004 at 11:59 pm. To access the replay, dial 800-642-1687 (domestic) or 706-645-9291 (international). The access code is 1823188. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investors/presentations.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) is an e-business applications holding company that builds, acquires, and owns software and services businesses that leverage the Internet to help organizations operate more productively. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of e-business companies that take advantage of the evolution to the Internet in key business sectors.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.



                     Internet Capital Group, Inc.
                 Consolidated Statements of Operations
                (In thousands, except per share data)


                             Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                             2004       2003       2004       2003
                           ---------- ---------- ---------- ----------


Revenue                    $  12,732  $  16,034  $  37,397  $  53,510

Operating Expenses
   Cost of revenue             6,928      9,261     21,078     32,235
   Selling, general and
    administrative             9,521      9,770     26,918     38,190
   Research and
    development                2,351      2,536      7,342     11,830
   Amortization of
    intangibles                  689      1,134      2,183      4,410
   Impairment related and
    other                         20     (7,030)       666     (3,133)
                           --------------------- ---------------------
      Total operating
       expenses               19,509     15,671     58,187     83,532
                           --------------------- ---------------------
                              (6,777)       363    (20,790)   (30,022)
Other income (loss), net       1,792    (28,612)  (108,604)   (25,251)
Interest income                  366        257        937      1,071
Interest expense                (855)    (4,217)    (4,058)   (13,293)
                           --------------------- ---------------------
Loss before minority
 interest and equity loss     (5,474)   (32,209)  (132,515)   (67,495)

Minority interest                210        (33)     1,413      2,445
Equity loss                   (1,845)    (2,704)    (4,655)   (12,771)
                           --------------------- ---------------------
Loss from continuing
 operations                   (7,109)   (34,946)  (135,757)   (77,821)
Income (loss) on
 discontinued operations           -       (744)     3,000     (1,642)
                           --------------------- ---------------------
Net loss                   $  (7,109) $ (35,690) $(132,757) $ (79,463)
                           ===================== =====================

Basic and diluted loss per
 share:
Loss from continuing
 operations                $   (0.19) $   (2.43) $   (3.85) $   (5.64)
Discontinued operations            -      (0.05)      0.09      (0.12)
                           --------------------- ---------------------
                           $   (0.19) $   (2.48) $   (3.76) $   (5.76)
                           ===================== =====================

Shares used in computation
 of  basic and diluted
 loss per share               37,003     14,389     35,282     13,795
                           ===================== =====================


                     Internet Capital Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                           September 30,  December 31,
                                               2004          2003
                                           ------------- -------------

ASSETS
   Cash, cash equivalents and short-term
    investments                            $     88,114  $     79,409
   Other current assets                          25,040        32,030
                                           ------------- -------------
      Total current assets                      113,154       111,439
   Marketable securities                         53,820         6,714
   Fixed assets, net                              2,269         2,368
   Ownership interests in Partner
    Companies                                    54,598        52,467
   Goodwill                                      45,196        45,196
   Intangibles, net                               5,152         6,452
   Other assets                                   7,447         6,527
                                           ------------- -------------
      Total Assets                         $    281,636  $    231,163
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
   Current maturities of convertible
    subordinated notes                     $          -  $    173,919
   Other current liabilities                     41,462        61,999
                                           ------------- -------------
      Total current liabilities                  41,462       235,918
   Senior convertible notes                      60,000             -
   Minority interest and other liabilities       11,867        14,539
                                           ------------- -------------
      Total Liabilities                         113,329       250,457
   Stockholders' equity (deficit)               168,307       (19,294)
                                           ------------- -------------
   Total Liabilities and Stockholders'
    Equity (Deficit)                       $    281,636  $    231,163
                                           ============= =============


Internet Capital Group
----------------------------------------------------------------------
Q3 2004 Supplemental Analysis ($ in thousands, except per share data)

                                                Three Months Ended
                                                  September 30,
                                               --------------------
                                                 2004       2003
                                               --------- ----------
ICG Corporate Cash, cash equivalents and
 short-term investments                        $ 67,183  $  56,470
                                               --------- ----------

ICG Corporate Marketable Securities
                      September 30, 2004
                   -------------------------
                   Shares held Market Price
                   ----------- -------------
Blackboard, Inc.    2,923,777  $      17.16    $ 50,172  $    -
Verticalnet, Inc.   2,917,794  $       1.19    $  3,472  $   3,531
Other                                          $    176  $   3,633
                                               --------- ----------
                                               $ 53,820  $   7,164 (1)
                                               --------- ----------


ICG Corporate Debt                             $(60,000) $(223,189)
                                               --------- ----------


Partner Company Information:
Consolidated Core Companies
 (Ownership %):
                             Revenue           $ 12,732  $  16,034
                             Expenses other
----------------------------  than interest,
CommerceQuest, Inc. (87%)     taxes,
ICG Commerce Holdings,        depreciation and
 Inc. (76%)                   amortization      (14,650)   (16,910)
----------------------------                   --------- ----------
                             EBITDA              (1,918)      (876)
                               Interest              70       (138)
                               Taxes                 (1)       (11)
                               Depreciation/
                                Amortization       (956)    (1,511)
                                               --------- ----------
                             Net loss          $ (2,805) $  (2,536)
                                               --------- ----------
                             ICG's Share       $ (2,595) $  (2,569)


Equity Method Core Companies
 (Ownership %):
                             Revenue           $ 41,586  $  35,655
                             Expenses other
----------------------------  than interest,
CreditTrade Inc. (30%)        taxes,
eCredit.com, Inc. (32%)       depreciation and
Freeborders, Inc. (48%)       amortization      (42,500)   (40,684)
GoIndustry AG (54%)                            --------- ----------
Investor Force Holdings,     EBITDA            $   (914) $  (5,029)
 Inc. (38%)                    Interest            (300)      (392)
LinkShare Corporation (40%)    Taxes               (738)    (1,187)
Marketron International,       Depreciation/
 Inc. (38%)                     Amortization     (2,907)    (2,985)
StarCite, Inc. (37%)                           --------- ----------
---------------------------- Net loss          $ (4,859) $  (9,593)
                                               --------- ----------
                             ICG's Share       $ (1,690) $  (1,088)


Equity Method Emerging
 Companies (Ownership %):
                             Revenue           $  5,018  $   5,131
                             Expenses other
----------------------------  than interest,
Agribuys, Inc. (26%)          taxes,
ComputerJobs.com, Inc. (46%)  depreciation and
Co-nect Inc. (36%)            amortization       (7,547)    (7,643)
Syncra Systems, Inc. (31%)                     --------- ----------
---------------------------- EBITDA            $ (2,529) $  (2,512)
                               Interest            (457)      (809)
                               Taxes               -          -
                               Depreciation/
                                Amortization       (826)      (691)
                                               --------- ----------
                             Net loss          $ (3,812) $  (4,012)
                                               --------- ----------
                             ICG's Share       $   (155) $    (652)


Other Cost Method Companies
 (Ownership %):
                             Balance Sheet
                              Carrying Value   $  7,916  $   9,723
                                               --------- ----------

----------------------------
Anthem/CIC Ventures Fund
 LP (9%)
Arbinet - thexchange
 Inc. (3%)
Axxis, Inc. (9%)
Captive Capital
 Corporation (5%)
ClearCommerce
 Corporation (11%)
Emptoris, Inc. (7%)
Entegrity Solutions
 Corporation (2%)
Jamcracker, Inc. (2%)
Mobility Technologies,
 Inc. (3%)
Tibersoft Corporation (5%)
----------------------------


                    Reconciliation to GAAP results
----------------------------------------------------------------------
                                               Three Months Ended
                                                   September 30,
                                               --------------------
                                                 2004       2003
                                               --------- ----------
ICG's share of results of:
Core consolidated companies                    $ (2,595) $  (2,569)
Core equity method companies                     (1,690)    (1,088)
Emerging equity method companies                   (155)      (652)
Public equity method companies                     -          (830)
Disposed equity method companies                   -          (134)
                                               --------- ----------
                                                 (4,440)    (5,273)
                                               --------- ----------
Corporate general and administrative             (3,863)    (3,628)
Corporate interest, net                            (559)    (3,822)
Other income(loss)/restructuring/impairments      1,753    (22,223)
Income (loss) on discontinued operations           -          (744)
                                               --------- ----------
       Consolidated net loss                   $ (7,109) $ (35,690)
                                               ========= ==========
----------------------------------------------------------------------

(1) As of September 30, 2003, the total value of our publicly traded partner companies, eMerge Interactive, Inc., Onvia, Inc.,
    Universal Access Global Holdings Inc. and Verticalnet, Inc. was
    $20.6 million.


    INTERNET CAPITAL GROUP, INC.
    September 30, 2004
    Description of Terms for Consolidated Statements of Operations and Supplemental Information - Consolidated Statements of Operations

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

    Consolidation. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control, and for which other shareholders do not possess the right to participate in significant management decisions are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. As of September 30, 2004, the Company accounted for 2 of its partner companies under this method.

    Equity Method. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the Consolidated Statements of Operations. As of September 30, 2004, the Company accounted for 12 of its partner companies under this method.

    Cost Method. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. As of September 30, 2004, the Company accounted for 13 of its partner companies under this method.

    Supplemental Information - Consolidated Statements of Operations

    ICG's share of net loss of Core, Emerging and disposed Partner
Companies

    Represents ICG's share of the net loss of Core, Emerging and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

    Discontinued Operations

    During the three months ended December 31, 2003, one of the Company's consolidated Partner Companies, OneCoast Network, disposed of substantially all of its assets. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations.
    During the three months ended December 31, 2002, two of the Company's consolidated Partner Companies, Delphion and Logistics, disposed of substantially all of their assets. Accordingly, the operating results of these two discontinued operations have been presented separately from continuing operations. During the three months ended June 30, 2004, the Company received $3.0 million in cash proceeds from the release of a Delphion escrow. This amount has been reflected as income from discontinued operations.

    Corporate Expenses and Interest Expense, net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements. The three months ended September 30, 2003 includes a gain of approximately $7.0 relating to the reversal of a restructuring reserve accrual settled for less than the original estimate.
    Interest expense relates primarily to the interest expense on the Company's outstanding 5% senior convertible notes due April 2009 and redeemed 5.5 % convertible notes.

    Debt for equity exchange expense

    During the three months ended March 31, 2004 and the three months ended September 30, 2003, the Company, in a number of transactions, exchanged a portion of its 5.5 % convertible notes in exchange for shares of common stock. Under Statement of Financial Accounting Standards No. 84, "Induced Conversions of Convertible Debt", the Company is required to record a non-cash accounting expense equal to the fair value of shares issued in excess of the fair value of shares issuable pursuant to the original conversion terms. Such expense is calculated as follows:



                                                 Q1 '04       Q3 '03
                                               ----------- -----------
                                                    (in millions)

Bonds repurchased                              $    134.8  $     47.9
                                               ----------- -----------
Shares issued for debt exchanges                     15.9         2.9
                                               ----------- -----------
Fair value of shares issued                    $    133.3  $     30.8
Fair value of shares issuable -original terms  $     (0.4) $     (0.2)
Accrued interest                               $     (0.8) $     (0.5)
Debt issue costs expensed                      $      0.5  $      0.2
                                               ----------- -----------
Net expense recorded                           $    132.6  $     30.3
                                               =========== ===========

    Other income (loss)

    Other income (loss), net for the three months ended September 30, 2004 consists primarily of gains of $3.4 million related to the sale of marketable securities and $0.4 million of gains related to prior Partner Company dispositions offset by losses of $1.3 million related to an other than temporary impairment charge on its marketable securities, $0.3 million related to the Company's Partner Company warrants accounted for in accordance with SFAS 133 and $0.4 million related to an impairment charge on a cost method Partner Company.
    Other income (loss), net for the three months ended September 30, 2003 consists primarily of the aforementioned loss on the debt for equity exchanges of $30.3 million offset by $1.6 million in gains primarily related to prior Partner Company dispositions.


    CONTACT: Internet Capital Group, Inc.
             Investor Inquiries:
             Karen Greene, 610-727-6900
             IR@internetcapital.com